UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2025

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HARVARD BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-33957	04-3306140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

84 October Hill Road

Holliston, MA 01746

(Address of Principal Executive Offices) (Zip Code)

(508) 893-8999

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HBIO	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 4, 2025, Harvard Bioscience, Inc. (the “Company”) received written notice (the “Notification Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the minimum bid price requirement for continued listing on The Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1). Nasdaq Listing Rule 5450(a)(1) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of thirty (30) consecutive business days. Based on the closing bid price of the Company’s common stock for the thirty (30) consecutive business days from February 21, 2025 to April 3, 2025, the Company no longer meets the minimum bid price requirement.

The Notification Letter does not impact the Company’s listing on The Nasdaq Global Market at this time. The Notification Letter states that the Company has 180 calendar days, or until October 1, 2025, to regain compliance with Nasdaq Listing Rule 5450(a)(1). To regain compliance, the bid price of the Company’s common stock must have a closing bid price of at least $1.00 per share for a minimum of ten (10) consecutive business days. If the Company does not regain compliance with Nasdaq Listing Rule 5450(a)(1) by October 1, 2025, the Company may be eligible to transfer from the Nasdaq Global Market to the Nasdaq Capital Market and seek an additional 180 calendar day compliance period. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. However, if it appears to the staff of Nasdaq (the “Staff”) that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq would notify the Company that its securities would be subject to delisting. In the event of such a notification, the Company may appeal the Staff’s determination to delist its securities, but there can be no assurance the Staff would grant the Company’s request for continued listing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Chief Financial Officer.

On April 7, 2025, Jennifer Cote notified the Company of her resignation as Chief Financial Officer and Treasurer. Ms. Cote’s resignation will be effective upon the filing the Company’ Quarterly Report on Form 10-Q for the period ended March 31, 2025, which is expected to be filed on or before May 12, 2025. Ms. Cote’s resignation is not a result of any disagreement with the Company or any matter relating to financial policies or procedures.

(c) Appointment of Interim Chief Financial Officer.

On April 10 2025, the Board of Directors of the Company appointed Mark Frost to serve as Interim Chief Financial Officer and Treasurer effective upon Ms. Cote’s resignation (the “Effective Date”). In this role, Mr. Frost will also serve as the Company’s principal financial officer and principal accounting officer.

Mr. Frost, age 62, brings over 30 years of financial and executive-level management experience from both private and public companies. He has served as a consultant to the Company since January 2025. From April 2021 to June 2024, Mr. Frost was Chief Financial Officer of Fathom, a digital manufacturing company providing prototype and bridge production capability to accelerate new product development for Fortune 500 companies. From March 2018 until August 2020, Mr. Frost served as Chief Financial Officer for Argon Medical Devices, a medical devices company planning to go public in Hong Kong. Prior to Argon, Mr. Frost was Chief Financial Officer for three public Healthcare companies including Analogic, AngioDynamics and AMRI. Mr. Frost began his career with General Electric, where he held a variety of finance roles over the course of 14 years. Mr. Frost holds a BA in International Relations and Economics from Colgate University. He is also a graduate of the INSEAD Global Executive Program and GE Financial Management Program.

(e) Compensatory Arrangements

In connection with the appointment of Mr. Frost as the Company’s Interim Chief Financial Officer and Treasurer, the Company and Mr. Frost entered into a letter agreement (the “Letter Agreement”) dated April 10, 2025. The Letter Agreement provides that Mr. Frost will receive an annual base salary of $320,000. Mr. Frost will also be eligible to receive a cash bonus of $50,000 payable upon the Company’s repayment in full of the indebtedness due under the Company’s existing term loan and senior revolving credit facility, subject to Mr. Frost’s continued employment with the Company at the time of such repayment. On the Effective Date, Mr. Frost will also receive an award of 100,000 time-based restricted stock units (“RSUs”). The RSUs will vest in full one year from the Effective Date (the “Vesting Date”), subject to Mr. Frost’s continued employment with the Company. If Mr. Frost’s employment is terminated by the Company without cause or by Mr. Frost for any reason prior to the Vesting Date, a number of RSUs equal to the total number of RSUs multiplied by the number of full months elapsed from the Grant Date to the date of such termination of employment divided by 12 shall vest as of the date of termination.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the complete text of the Letter Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 8.01 Other Events

On April 10, 2025, the Company issued a press release in connection with Ms. Cote’s resignation as Chief Financial Officer and Treasurer and Mr. Frost’s appointment as Interim Chief Financial Officer and Treasurer. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Letter Agreement between Mark Frost and the Company dated April 10, 2025
99.1	Press Release dated April 10, 2025
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: April 10, 2025	By:	/s/ John Fry
John Fry
Secretary